EXHIBIT 99.1

Adaptive Biotechnologies Reports Fourth Quarter and Full Year 2022 Financial Results

SEATTLE, Feb. 14, 2023 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“We finished the year with 20% revenue growth, driven by both our MRD and Immune Medicine business areas,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “2023 has started strong and I am encouraged to see how momentum is building. We are growing revenue, advancing our pipeline and managing operating expenses with the capital to fuel sustainable growth and execute towards our goals.”

Recent Highlights

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Revenue of $55.2 million for the fourth quarter and $185.3 million for the full year of 2022, representing a 46% increase and 20% increase over the corresponding periods in 2021, respectively.
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clonoSEQ test volume increased 54% to 10,526 tests delivered in the fourth quarter of 2022, compared to the fourth quarter 2021 and ended the year with 36,871 tests delivered, up 51% versus 2021.
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Launched clonoSEQ to assess MRD in patients with diffuse large B-cell lymphoma (DLBCL), the most common type of non-Hodgkin’s lymphoma, with Medicare coverage.
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Delivered 2 additional TCR data packages to Genentech.
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Strengthened our capital position, ending the year with $498.2 million in cash, cash equivalents and marketable securities.
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Provided long-term guidance including a 20%-30% revenue CAGR, positive adjusted EBITDA in 2025 and cash flow breakeven in 2026.

Fourth Quarter 2022 Financial Results

Revenue was $55.2 million for the quarter ended December 31, 2022, representing a 46% increase from the fourth quarter in the prior year. Immune Medicine revenue was $27.1 million for the quarter, representing a 27% increase from the fourth quarter in the prior year. MRD revenue was $28.1 million for the quarter, representing a 70% increase from the fourth quarter in the prior year.

Operating expenses were $94.4 million for the fourth quarter of 2022, compared to $99.5 million in the fourth quarter of the prior year, representing a decrease of 5%. Interest expense from our revenue interest purchase agreement was $3.6 million in the fourth quarter of 2022.

Net loss was $40.2 million for the fourth quarter of 2022, compared to $61.4 million for the same period in 2021.

Adjusted EBITDA (non-GAAP) was a loss of $19.6 million for the fourth quarter of 2022, compared to a loss of $44.9 million for the fourth quarter of the prior year.

Full Year 2022 Financial Results

Revenue was $185.3 million for the year ended December 31, 2022, representing a 20% increase from the prior year. Immune Medicine revenue was $98.2 million in 2022, representing an 11% increase from 2021. MRD revenue was $87.1 million in 2022, representing a 32% increase from the prior year.

Operating expenses for 2022 were $385.5 million, compared to $363.3 million for 2021, representing an increase of 6%. Interest expense from our revenue interest purchase agreement was $4.2 million in 2022.

Net loss was $200.4 million in 2022, compared to $207.3 million in 2021.

Adjusted EBITDA (non-GAAP) was a loss of $121.6 million for 2022, compared to a loss of $151.7 million in the prior year.

Cash, cash equivalents and marketable securities was $498.2 million as of December 31, 2022.

2023 Financial Guidance

Adaptive Biotechnologies expects full year 2023 revenue to be in the range of $205 million to $215 million.

We expect operating expenses, including cost of revenue, to be below full year 2022 operating expenses of $385.5 million.

Management will provide further details on the 2023 outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its fourth quarter and full year 2022 financial results after market close on Tuesday, February 14, 2023 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business areas: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited consolidated statements of operations and unaudited consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, restructuring expense and share-based compensation expense. We have provided a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;

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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense; and
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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our March 2022 restructuring and reduction in workforce.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE MEDIA
Erica Jones, Associate Director, Product Communications

206-279-2423
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

Adaptive Biotechnologies

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$55,198	$37,930	$185,308	$154,344
Operating expenses
Cost of revenue	16,589	14,356	57,909	49,301
Research and development	31,222	34,699	141,756	142,343
Sales and marketing	23,716	26,696	95,603	95,465
General and administrative	22,428	23,346	88,527	74,502
Amortization of intangible assets	429	429	1,699	1,699
Total operating expenses	94,384	99,526	385,494	363,310
Loss from operations	(39,186)	(61,596)	(200,186)	(208,966)
Interest and other income, net	2,602	239	4,056	1,668
Interest expense	(3,585)	—	(4,238)	—
Net loss	(40,169)	(61,357)	(200,368)	(207,298)
Add: Net loss attributable to noncontrolling interest	41	(76)	177	19
Net loss attributable to Adaptive Biotechnologies Corporation	$(40,128)	$(61,433)	$(200,191)	$(207,279)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.28)	$(0.43)	$(1.40)	$(1.48)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	143,054,722	141,228,918	142,515,917	140,354,915

Adaptive Biotechnologies

Consolidated Balance Sheets
(in thousands, except share and per share amounts)

(unaudited)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$90,030	$139,065
Short-term marketable securities (amortized cost of $412,282 and $214,115, respectively)	408,166	213,996
Accounts receivable, net	40,057	17,409
Inventory	14,453	19,263
Prepaid expenses and other current assets	9,440	13,015
Total current assets	562,146	402,748
Long-term assets
Property and equipment, net	83,447	85,262
Operating lease right-of-use assets	80,763	87,678
Long-term marketable securities (amortized cost of $218,163)	—	217,145
Restricted cash	2,398	2,138
Intangible assets, net	6,827	8,526
Goodwill	118,972	118,972
Other assets	2,064	875
Total assets	$856,617	$923,344
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$8,084	$3,307
Accrued liabilities	12,424	9,343
Accrued compensation and benefits	15,935	15,642
Current portion of operating lease liabilities	9,230	5,055
Current portion of deferred revenue	64,115	80,460
Total current liabilities	109,788	113,807
Long-term liabilities
Operating lease liabilities, less current portion	98,772	106,685
Deferred revenue, less current portion	58,599	98,750
Revenue interest liability, net	125,360	—
Total liabilities	392,519	319,242
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at December 31, 2022 and 2021; no shares issued and outstanding at December 31, 2022 and 2021	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at December 31, 2022 and 2021; 143,105,002 and 141,393,865 shares issued and outstanding at December 31, 2022 and 2021, respectively	14	14
Additional paid-in capital	1,387,349	1,324,006
Accumulated other comprehensive loss	(4,116)	(1,137)
Accumulated deficit	(919,082)	(718,891)
Total Adaptive Biotechnologies Corporation shareholders’ equity	464,165	603,992
Noncontrolling interest	(67)	110
Total shareholders’ equity	464,098	604,102
Total liabilities and shareholders’ equity	$856,617	$923,344

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss attributable to Adaptive Biotechnologies Corporation	$(40,128)	$(61,433)	$(200,191)	$(207,279)
Interest and other income, net	(2,602)	(239)	(4,056)	(1,668)
Interest expense	3,585	—	4,238	—
Depreciation and amortization expense	5,286	4,849	20,920	13,953
Restructuring expense	—	—	2,023	—
Share-based compensation expense	14,294	11,875	55,477	43,251
Adjusted EBITDA	$(19,565)	$(44,948)	$(121,589)	$(151,743)